EX. (n)(2) – Written Consent of Sutherland Asbill & Brennan LLP

Sutherland Asbill & Brennan LLP ATTORNEYS AT LAW	1275 Pennsylvania Avenue, N.W. Washington, D.C. 20004-2415 202.383.0100 fax 202.637.3593 www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

April 28, 2004

Board of Directors
TIAA-CREF Life Insurance Company
730 Third Avenue
New York, New York 10017-3206

Re:	TIAA-CREF Life Separate Account VLI-1 TIAA-CREF Life Insurance Company File Nos. 333-62162 and 811-10393

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the heading “Legal Matters” in the statement of additional information included in post-effective amendment No. 4 to the registration statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through TIAA-CREF Life Separate Account VLI-1 of TIAA-CREF Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Steven B. Boehm

Steven B. Boehm

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